For Immediate Release

Contacts:
Deborah Hellinger
Oracle Public Relations
650.506.5158
deborah.hellinger@oracle.com

Oracle Closes Acquisition of Hyperion

REDWOOD SHORES, Calif., April 18, 2007– Oracle today announced that it has completed its tender offer for Hyperion Solutions Corporation.  The subsequent offering period for the offer expired at 5:00 p.m., New York City time, on April 18, 2007.  Oracle purchased a total of 55,703,835 shares in the offer, representing approximately 91.3% of the shares outstanding.

Oracle also announced that the closing of the second and final step of its acquisition of Hyperion will occur on April 19, 2007.  As a result of the merger, all remaining outstanding Hyperion shares will be cancelled and converted into the right to receive the price paid in the tender offer of $52.00 per share, net to the seller in cash without interest, less any required withholding taxes.  After the completion of the merger, Hyperion will be a wholly-owned subsidiary of Oracle.

About Oracle
Oracle (Nasdaq: ORCL) is the world’s largest enterprise software company.  For more information about Oracle, visit our Web site at http://www.oracle.com.

# # #

Trademarks
Oracle is a registered trademark of Oracle Corporation and/or its affiliates.  Other names may be trademarks of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements
This document contains certain forward-looking statements about Oracle and Hyperion.  When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, similar expressions and any other statements that are not historical facts, in each case as they relate to Oracle and Hyperion, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements.  In making any such statements, the person making them believes that its expectations are based on reasonable assumptions.  However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated.  These forward-looking statements are subject to numerous risks and uncertainties.  There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of Oracle and Hyperion, including: the impact of general economic conditions in regions in which either such company currently does business, industry conditions, including competition, fluctuations in exchange rates and currency values, capital expenditure requirements, legislative or regulatory requirements, changes in the tax laws, interest rates and access to capital markets.  The actual results or performance by Oracle or Hyperion could differ materially from those expressed in, or implied by, these forward-looking statements.  Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Hyperion.

There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of Oracle and Hyperion, including: the impact of general economic conditions in regions in which either such company currently does business, industry conditions, including competition, fluctuations in exchange rates and currency values, capital expenditure requirements, legislative or regulatory requirements, changes in the tax laws, interest rates and access to capital markets.  The actual results or performance by Oracle or Hyperion could differ materially from those expressed in, or implied by, these forward-looking statements.  Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Hyperion.